UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2016

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events.

On June 23, 2016, Creative Learning Corporation (the “Company”) filed a counterclaim against its former Chairman of the Board and Chief Executive Officer Brian Pappas in state court in St. Johns County, Florida.  The opening paragraphs of the counterclaim state:

1.

This complaint seeks redress for losses and expenditures caused by fraud, conversion of company assets, and breaches of fiduciary duty that Brian Pappas perpetrated upon CLC while serving as the Chief Executive Officer of CLC and a member of its board of directors.

a.

First, Pappas defrauded CLC, converted company assets and breached his fiduciary duty of loyalty by causing CLC to pay his company, FranVentures, more than $1,000,000 by falsely asserting that the funds were due under a contractual provision that Pappas knew had expired when CLC acquired BFK Franchise Company, LLC (“BFK”).  After CLC stopped payments to FV in October 2015, Pappas sued CLC, claiming that CLC had to pay FV under that contract in perpetuity – that is, Pappas took the position that CLC never could stop paying his company – even though he knew that there was no legal basis for his claims.

b.

Second, to conceal the foregoing fraud scheme, Pappas made and caused to be made material false statements and material omissions regarding the transaction to CLC independent directors as well as in CLC’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

c.

Third, Pappas breached his fiduciary duty of loyalty to CLC by repeatedly engaging in self-dealing and causing CLC to enter into several transactions with, and to make payments to or on behalf of, several members of his family, including his wife and brother, which transactions and payments were not disclosed to or approved by CLC’s board of directors and were not in the best interests of the Company and its shareholders.

i.

In particular, Pappas breached his fiduciary duty of loyalty by causing CLC to engage in repeated financial transactions with brother, Jeff Pappas including:  (i) causing CLC to pay Jeff Pappas and/or his company approximately $560,000 in commissions and retainer payments from in or about 2010 to in or about 2015 including for handling CLC franchise sales, knowing or having reason to know that Jeff Pappas would and did do so in a reckless manner that exposed CLC to regulatory risk, liability, financial loss and reputational damage; and (ii) causing CLC to provide various financial benefits to Jeff Pappas to the financial detriment of CLC, including causing CLC to make loans and extensions of credit to Jeff Pappas and his company totaling approximately $40,000 in or about 2011-12 and thereafter causing CLC to write-off these loans and credit extensions as bad debt prior to their due date, notwithstanding that Pappas was during the same time causing CLC to pay retainer and commission payments to Jeff Pappas and his companies of at least $89,000.  Pappas intentionally paid his brother these sums instead of setting off Jeff Pappas’ debt against the commissions and retainers purportedly owed to him.

ii.

Pappas also breached his fiduciary duty of loyalty by causing CLC to pay at least $95,000 in charges incurred by Pappas and his wife, Christine Pappas, on a CLC American Express credit card from in or about 2013 to in or about July 2015 without maintaining at the time, and thereafter in 2016 refusing to provide, proper and adequate business records and documentation for those expenditures.  As a result, CLC is unable to verify that these expenditures were incurred for a proper business purpose and cannot deduct these payments as business expenses.

d.

Fourth, Pappas breached his fiduciary duty of loyalty to CLC by causing CLC to expend hundreds of thousands of dollars to respond to an investigation of Pappas and the Company the SEC initiated in early 2015 while Pappas was CLC’s CEO and Chairman of the Board as a result of Pappas’ misconduct detailed above, including CLC’s transactions with and payments to FV and Pappas’ family members, public disclosures relating to these transactions that Pappas caused the Company to make, inadequate internal corporate and financial controls, and other issues.

e.

Fifth, Pappas breached his fiduciary duty of loyalty to CLC by causing CLC liability for restitution and rescission payments, as well as state penalties and costs, in connection with an investigation conducted by the State of Virginia, alleging that Pappas committed fraud in relation to sales of Challenge Island franchises in Virginia, and that he thereafter caused an attempt to cover-up this fraud by taking further illegal actions.  CLC has since divested itself of Challenge Island.

f.

Sixth, Pappas breached his fiduciary duty of loyalty to CLC by failing to implement adequate internal financial and corporate controls, thereby concealing his other misconduct and permitting Pappas to control and dominate CLC, misappropriate the Company’s assets, and repeatedly engage in fraud and self-dealing to the detriment of the Company and its shareholders.

g.

Seventh, Pappas’ misconduct described above was a material cause of the substantial delay and difficulty of the Company’s independent auditors in performing the audit of the Company’s financial statements for the 2015 fiscal year, which required the Company to suspend its domestic franchise sales on February 1, 2016 continuing until the date of this Complaint, causing financial loss to the Company.

The misconduct outlined in this complaint was terminated only after Pappas was forced to admit new independent directors to CLC’s board, and has caused the Company great expense and dislocation to mitigate the damage Pappas had caused.

Item 4.01  Changes in Registrant’s Certifying Accountant.

On June 17, 2016, the Company received a letter from Hartley Moore Accountancy Corporation (“Hartley Moore”), the Company’s principal accountant, stating that Hartley Moore was resigning as the Company’s independent auditor, effective immediately.

Hartley Moore’s report on the Company’s financial statements for the fiscal year ended September 30, 2014 (the only fiscal year as to which Hartley Moore served as the Company’s independent registered public accounting firm and completed its audit of the Company’s financial statements) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended September 30, 2014 and the subsequent interim periods through June 17, 2016, the date of Hartley Moore’s resignation, there were no:  (i) disagreements with Hartley Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hartley Moore, would have caused Hartley Moore to make reference in connection with its opinion to the subject matter of the disagreement, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described above.

As of the date of this current report, the Company has not engaged an independent auditor to replace Hartley Moore.

The Company has provided a copy of the above disclosures to Hartley Moore and requested Hartley Moore to provide the Company with a letter addressed to the SEC stating whether or not Hartley Moore agrees with the above disclosures. A copy of Hartley Moore’s response letter is filed as Exhibit 16.1 to this Form 8-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2016, the Company’s board of directors approved Amended and Restated Bylaws of the Company (the “Bylaws”), to be effective as of that date, to amend the Bylaws of the Company that had been in effect. The Bylaws reflect the following changes, as well as certain other administrative and clarifying changes:

(1)

changing the persons authorized to call special meetings of stockholders from the President, any member of the board of directors or holders of not less than 10% of the shares entitled to vote to the Chief Executive Officer (or, in the event of his or her absence or disability, by the President) or by the Secretary pursuant to a resolution of the board of directors;

(2)

increasing the maximum number of days before a meeting of stockholders that notice of meeting may be given from 50 to 60 days, and deleting a provision requiring notice to be given at least 30 days before a meeting of stockholders if authorized capital stock is to be increased;

(3)

added language regarding the adjournment of meetings of stockholders;

(4)

added language regarding the conduct of meetings of stockholders;

(5)

addition of advance notice requirements with respect to nominations and other business that stockholders wish to have considered at meetings of stockholders;

(6)

revising the provisions regarding the calling of meetings of the board of directors by removing the provision that regular meetings be held after the annual stockholders meeting, and providing that special meetings of the board may be called the Chief Executive Officer or, in the event of his or her absence or disability, by the President, or by a majority of the directors then in office,, rather than by the President or any two directors;

(7)

replaced a provision permitting the board of directors to establish an executive committee with provisions allowing the board to establish committees generally, and providing for the authority and administration of any such committees;

(8)

deleted a provision regarding loans to employees and officers of the Company;

(9)

expanded the indemnification provisions to include indemnification of officers under the same circumstances as indemnification of directors, and otherwise updated the indemnification and advancement of expenses provisions; and

(10)

revised the provisions regarding amendment of the Bylaws by, among other things, providing for amendment at any regular or special meeting of the stockholders upon the affirmative vote of at least two-thirds of the shares of the corporation entitled to vote generally in the election of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

The description of the Bylaws set forth herein is qualified in its entirety by reference to the full text of such Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.
16.1	Letter from Hartley Moore dated June 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 23, 2016
CREATIVE LEARNING CORPORATION

	By:	/s/ Michelle Cote
Name: Michelle Cote
Title: President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.
16.1	Letter from Hartley Moore dated June 23, 2016.